Exhibit 99.1

FOR IMMEDIATE RELEASE July 25, 2016

CenterState Reports Record Quarterly Earnings

DAVENPORT, FL. – July 25, 2016 - CenterState Banks, Inc. (Nasdaq: CSFL) reported net income of $15,734 or diluted earnings per share (“EPS) of $0.32 for the second quarter of 2016, compared to reported net income of $9,878 or $0.21 EPS during the same period in 2015.

	2Q16	2Q15
Return on average assets (annualized)	1.27%	1.02%
Efficiency ratio	57%	61%
Return on average common tangible equity (annualized)	15.6%	10.4%

CURRENT QUARTER HIGHLIGHTS

•

Revenue growth contributed to record earnings for the quarter. Net interest income increased as expected due to fully integrated acquired earning assets. Non-interest income improved due to greater service charge income and the elimination of the FDIC indemnification asset amortization, resulting from the termination of the FDIC loss share agreements in the prior quarter.

•	Cost savings related to the Homestead, Florida acquisitions on March 1st have been achieved sooner than anticipated.

•	11% annualized increase in loans during the first six months, excluding Purchased Credit Impaired (“PCI”) loans and acquisition date loan balances from the two Homestead, Florida bank transactions.

•	13% annualized increase in deposits during the first six months, excluding acquisition date deposit balances acquired in the two Homestead, Florida bank transactions.

Quarterly condensed consolidated income statements (unaudited) are shown below for the periods indicated.  See note 1 below for a discussion related to FDIC revenue and amortization (negative accretion) included in non-interest income.

Quarterly Condensed Consolidated Statements of Operations (unaudited)

For the quarter ended:	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Interest income	$ 47,309	$ 43,498	$ 41,098	$ 40,112	$ 41,625
Interest expense	2,312	2,023	1,819	1,784	1,818
Net interest income	44,997	41,475	39,279	38,328	39,807
Provision for loan losses	925	511	484	4	2,330
Recovery for loan losses- PCI loans	(14)	(1)	59	(4)	(22)
Net interest income after loan loss provision	44,086	40,965	38,736	38,328	37,499

Correspondent banking and capital markets division- income	9,291	8,775	6,241	5,935	8,587
Gain on sale of securities available for sale	---	---	---	4	---
FDIC- IA amortization (negative accretion) (1)	---	(1,166)	(3,420)	(4,144)	(4,649)
FDIC- revenue (1)	---	96	633	27	359
Gain on early extinguishment of debt	---	308	---	---	---
All other non-interest income	7,680	6,548	6,212	6,308	6,276
Total non interest income	16,971	14,561	9,666	8,130	10,573

Credit related expenses	611	359	1,306	393	1,147
Correspondent banking and capital markets division-expense	6,159	5,782	5,094	5,063	6,008
Merger and acquisition related expenses	---	11,172	524	169	---
Impairment of Branch real estate held for sale	(38)	456	94	12	(16)
Termination of FDIC loss share agreements (1)	---	17,560	---	---	---
All other non-interest expense	30,317	27,524	25,068	25,218	25,399
Total non interest expense	37,049	62,853	32,086	30,855	32,538

Income before income tax	24,008	(7,327)	16,316	15,603	15,534
Income tax provision (benefit)	8,274	(2,523)	5,920	5,687	5,656
NET INCOME (LOSS)	$ 15,734	$ (4,804)	$ 10,396	$ 9,916	$ 9,878
Net income (loss) allocated to common shares	$ 15,672	$ (4,804)	$ 10,343	$ 9,862	$ 9,823

Earnings (loss) per share (basic) (GAAP)	$ 0.33	$ (0.10)	$ 0.23	$ 0.22	$ 0.22
Earnings (loss) per share (diluted) (GAAP)	$ 0.32	$ (0.10)	$ 0.23	$ 0.22	$ 0.21
Net operating income per share (Non-GAAP) (2)	$ 0.32	$ 0.30	$ 0.23	$ 0.22	$ 0.22

Average common shares outstanding (basic)	47,782	46,343	45,237	45,200	45,161
Average common shares outstanding (diluted)	48,454	46,343	45,935	45,826	45,737
Common shares outstanding at period end	47,996	47,943	45,459	45,469	45,421

note 1:  In February 2016, the Company terminated all existing loss share agreements with the FDIC.  As a result, the Company wrote off the remaining indemnification asset and the claw back liability, received cash from the FDIC, and recognized a loss on the transaction of approximately $17,560 during the first quarter.

note 2:  This non-gaap metric represents gaap net income excluding certain income and expense items net of the effective tax rate for the period presented.  Items excluded are gains on sales of securities held for sale, acquisition and merger related expenses, expenses related to the termination of FDIC loss share agreements and charges related to the Company’s efficiency and profitability initiatives announced in January 2014, which include impairment charges on the real estate of several of the branches closed during April 2014, divided by the average diluted common shares outstanding.  A reconciliation table is presented on page 17, Explanation of Certain Unaudited Non-GAAP Financial Measures.

LOAN PRODUCTION

Loans, excluding PCI loans and loans acquired in the two Homestead bank transactions, increased $125,754 during the first six months of the year, an annualized growth rate of approximately 10%. Total new loans originated during the current quarter approximated $234.6 million, of which $203.8 million were funded.  About 63% of funded loan origination was commercial real estate (“CRE”), 10% commercial and industrial (“C&I”), 17% single family residential, 5% land, development & construction and 5% were all other.

Approximately 44% of the funded loan production was floating rate, 26% were other variable rate and 30% were fixed rate.  The loan origination pipeline is approximately $365 million at June 30, 2016 compared to $354 million at March 31, 2016.  The graph above summarizes total loan production and funded loan production over the past nine quarters.

DEPOSIT ACTIVITY

During the quarter, the Company’s total deposits increased by $39,969, or approximately 4% on an annualized basis. The overall cost of total deposits (i.e. includes non-interest bearing checking accounts) during the current quarter was 0.17%, the same as the previous quarter. The table below summarizes the Company’s deposit mix over the periods indicated.

Deposit mix (unaudited)

For the quarter ended:	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Checking accounts
Non-interest bearing	$1,486,600	$1,489,530	$1,133,138	$1,145,474	$1,127,591
Interest bearing	763,614	756,129	679,714	621,582	621,473
Savings deposits	347,631	341,864	241,605	249,292	240,528
Money market accounts	927,997	872,219	738,301	734,363	706,647
Time deposits	606,294	632,425	422,420	434,478	440,276
Total deposits	$4,132,136	$4,092,167	$3,215,178	$3,185,189	$3,136,515

Non time deposits as percentage of total deposits	85%	85%	87%	86%	86%
Time deposits as percentage of total deposits	15%	15%	13%	14%	14%
Total deposits	100%	100%	100%	100%	100%

NET INTEREST MARGIN (“NIM”)

The Company’s NIM decreased from 4.35% in 1Q16 to 4.14% in 2Q16, primarily due to lower yields during the quarter related to PCI loans and securities compared to the prior quarter.

The Company acquired two banks in Homestead, Florida (the “Homestead” banks), on March 1, 2016.  The acquired assets and assumed liabilities were fully intergrated into the current quarter averages and income, compared to only one month in the prior period, resulting in an additional yield reduction on PCI loans due to the lower yield on the Homestead acquired PCI loans. A reduction in accelerated accretion due to early payoffs compared to the prior quarter further reduced the PCI loan yield. The full impact of the liquidity acquired in these transactions reinvested into current investment yields lowered the overall yield on securities, while an increase in the mortgage backed security principal paydowns resulted in accelerated amortization of premiums which also reduced the investment yields compared to the prior quarter. Non-PCI loan average yields increased approximately 7 basis points(“bps”) in the current quarter compared to the prior quarter as a result of the full integration of higher yielding loans acquired from the Homestead banks, less the offsetting effect of the average interest rate on new loan production during the current quarter of approximately 3.7%.

If the PCI loans were producing a yield as originally recorded prior to the Company’s acquisition of these loans, the NIM’s during the current quarter and previous quarter would have been approximately 3.70% and 3.72%, respectively, a 2 bps decrease between the linked quarters.

The table below summarizes yields and costs by various interest earning asset and interest bearing liability account types for the current quarter, the previous calendar quarter and the same quarter last year.

Yield and cost table (unaudited)

		2Q16			1Q16			2Q15
	average	interest	avg	average	interest	avg	average	interest	avg
	balance	inc/exp	rate	balance	inc/exp	rate	balance	inc/exp	rate
Loans (TEY)*	$2,949,651	$33,255	4.53%	$2,569,240	$28,489	4.46%	$ 2,237,178	$25,584	4.59%
PCI loans	225,584	8,047	14.35%	214,998	8,908	16.66%	257,581	11,397	17.75%
Taxable securities	879,774	4,767	2.18%	791,292	5,062	2.57%	682,950	3,803	2.23%
Tax -exempt securities (TEY)	121,737	1,423	4.70%	98,196	1,186	4.86%	81,409	1,014	5.00%
Fed funds sold and other	272,635	622	0.92%	225,302	538	0.96%	170,139	369	0.87%
Tot. interest earning assets(TEY)	$4,449,381	$48,114	4.35%	$3,899,028	$44,183	4.56%	$3,429,257	$42,167	4.93%

Interest bearing deposits	$2,626,668	$1,740	0.27%	$2,266,700	$1,481	0.26%	$2,014,726	$1,369	0.27%
Fed funds purchased	188,663	244	0.52%	197,335	262	0.53%	184,525	154	0.33%
Other borrowings	33,315	34	0.41%	34,285	36	0.42%	34,937	54	0.62%
Corporate debentures	25,811	294	4.58%	21,052	244	4.66%	23,983	241	4.03%
Total interest bearing liabilities	$2,874,457	$2,312	0.32%	$2,519,372	$2,023	0.32%	$2,258,171	$1,818	0.32%

Net Interest Spread (TEY)			4.03%			4.24%			4.61%
Net Interest Margin (TEY)			4.14%			4.35%			4.72%

*TEY = tax equivalent yield

The table below summarizes the Company’s yields on interest earning assets and costs of interest bearing liabilities over the prior five quarters.

Five quarter trend of yields and costs (unaudited)
For the quarter ended:	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Yield on loans (TEY)*	4.53%	4.46%	4.42%	4.38%	4.59%
Yield on PCI loans	14.35%	16.66%	16.78%	16.27%	17.75%
Yield on securities (TEY)	2.49%	2.83%	2.68%	2.59%	2.53%
Yield on fed funds sold and other	0.92%	0.96%	0.76%	0.85%	0.87%
Yield on total interest earning assets	4.28%	4.49%	4.51%	4.57%	4.87%
Yield on total interest earning assets (TEY)	4.35%	4.56%	4.57%	4.64%	4.93%
Cost of interest bearing deposits	0.27%	0.26%	0.26%	0.26%	0.27%
Cost of fed funds purchased	0.52%	0.53%	0.36%	0.34%	0.33%
Cost of other borrowings	0.41%	0.42%	0.53%	0.65%	0.62%
Cost of corporate debentures	4.58%	4.66%	4.05%	4.03%	4.03%
Cost of interest bearing liabilities	0.32%	0.32%	0.31%	0.31%	0.32%
Net interest margin (TEY)	4.14%	4.35%	4.37%	4.44%	4.72%
Cost of total deposits	0.17%	0.17%	0.16%	0.17%	0.17%

*TEY = tax equivalent yield

The table below summarizes selected financial ratios over the prior five quarters.

Selected financial ratios (unaudited)
As of or for the quarter ended:	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Return on average assets (annualized)	1.27%	(0.44)%	1.02%	1.01%	1.02%
Net operating income return on
average assets (annualized) (note 3)	1.27%	1.30%	1.06%	1.02%	1.02%
Return on average equity (annualized)	11.96%	(3.88)%	8.52%	8.28%	8.49%
Return on average tangible equity (annualized)	15.61%	(4.95)%	10.47%	10.23%	10.42%
Net operating income return on
average tangible equity (annualized)	15.58%	14.56%	10.86%	10.35%	10.41%
Loan / deposit ratio	77.3%	76.9%	80.7%	80.5%	80.7%
Stockholders’ equity (to total assets)	10.8%	10.5%	12.2%	12.2%	12.1%
Common tangible equity (to total tangible assets)	8.5%	8.2%	10.2%	10.1%	10.0%
Tier 1 capital (to average assets)	8.7%	9.6%	10.5%	10.6%	10.4%
Efficiency ratio, including correspondent banking (note 1)	56.8%	57.9%	60.6%	63.1%	60.9%
Efficiency ratio, excluding correspondent banking (note 2)	56.1%	57.9%	59.2%	61.0%	60.1%
Common equity per common share	$11.21	$10.84	$10.79	$10.55	$10.31
Common tangible equity per common share	$8.64	$8.25	$8.82	$8.57	$8.31

note 1:    Numerator equals non-interest expense less non-recurring expenses (e.g. merger costs, bank property impairment, etc.) less intangible amortization (both CDI and Trust intangible) less credit related expenses. Denominator equals net interest income on a taxable equivalent yield basis (“TEY”) before the provision for loan losses plus non-interest income less non-recurring income (e.g. gain on sale of securities available for sale, etc.) less FDIC income related to losses on the sales of covered OREO properties and impairment of loan pool(s) covered by FDIC loss share arrangements.

note 2:    Numerator starts with the same numerator as in “note 1”, less correspondent bank non-interest expense, including indirect expense allocations. Denominator starts with the same denominator as in “note 1”, less correspondent bank net interest income and less correspondent bank non-interest income.

note 3:    See reconciliation table presented on page 17, Explanation of Certain Unaudited Non-GAAP Financial Measures, related to net operating income.

LOAN MIX

The table below summarizes the Company’s loan mix over the most recent five quarter ends.

Loan mix (unaudited)
At quarter ended:	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Originated Loans
Real estate loans
Residential	$517,861	$507,835	$491,149	$472,685	$452,733
Commercial	910,687	824,702	781,419	740,877	686,825
Land, development and construction loans	100,584	99,605	91,817	85,116	77,089
Total real estate loans	1,529,132	1,432,142	1,364,385	1,298,678	1,216,647
Commercial loans	301,557	290,658	251,855	236,526	235,655
Consumer and other loans	74,398	69,528	67,026	64,913	60,741
Total loans before unearned fees and costs	1,905,087	1,792,328	1,683,266	1,600,117	1,513,043
Unearned fees and costs	479	796	873	378	411
Total originated loans	1,905,566	1,793,124	1,684,139	1,600,495	1,513,454

Acquired Loans (1)
Real estate loans
Residential	284,580	291,886	156,347	161,421	168,064
Commercial	682,693	705,877	473,363	493,506	516,814
Land, development and construction loans	24,797	31,541	13,459	15,084	18,931
Total real estate loans	992,070	1,029,304	643,169	670,011	703,809
Commercial loans	75,638	82,970	55,466	60,863	65,960
Consumer and other loans	4,834	6,307	474	484	404
Total acquired loans	1,072,542	1,118,581	699,109	731,358	770,173

PCI loans
Real estate loans
Residential	78,371	82,595	86,104	92,243	96,674
Commercial	120,255	127,354	105,629	119,379	126,058
Land, development and construction loans	11,649	19,912	15,548	16,851	21,546
Total real estate loans	210,275	229,861	207,281	228,473	244,278
Commercial loans	5,974	6,020	2,771	2,848	2,735
Consumer and other loans	610	635	476	457	516
Total PCI loans	216,859	236,516	210,528	231,778	247,529

Total Loans	$3,194,967	$3,148,221	$2,593,776	$2,563,631	$2,531,156

(1)	Acquired loans include the non-PCI loans purchased pursuant to the following acquisitions:
o	Branch and loan transaction with TD Bank (year 2011);
o	Federal Trust Bank acquisition (year 2011);
o	Gulfstream Bank acquisition (year 2014);
o	First Southern Bank acquisition (year 2014);
o	Community Bank of South Florida acquisition (year 2016); and
o	Hometown of Homestead Banking Company (year 2016).

PURCHASED CREDIT IMPAIRED (“PCI”) LOANS

The table below compares the unpaid principal balance and the carrying balance (book balance) of the Company’s total PCI loans at June 30, 2016.

	unpaid
	principal	carrying
	balance	balance	difference	percentage
Total PCI loans	$289,269	$ 216,859	($72,410)	25%

CREDIT QUALITY AND ALLOWANCE FOR LOAN LOSSES

During the quarter, the Company recorded a loan loss provision expense of $911 and recoveries net of charge-offs of $139, resulting in an increase in the allowance for loan losses of $1,050 as shown in the table below.

The total allowance for loan losses (“ALLL") was $24,172 at June 30, 2016 compared to $23,122 at March 31, 2016, an increase of $1,050.  This increase is the result of the aggregate effect of: (1) a net increase of $1,220 in originated loans ($1,265 increase in general loan loss allowance and decrease of $45 in specific loan loss allowance); (2) a net decrease of $156 in acquired loans ($210 decrease in general loan loss allowance and $54 increase in specific loan loss allowance); and (3) a decrease of $14 in the allowance for loan losses on PCI loans.  The changes in the Company’s ALLL components between June 30, 2016 and March 31, 2016 are summarized in the table below.

		June 30, 2016			March 31, 2016			increase (decrease)
	loan	ALLL		loan	ALLL		loan	ALLL
	balance	balance	%	balance	balance	%	balance	balance
Originated loans	$1,885,349	$ 19,682	1.04%	$1,768,628	$ 18,417	1.04%	$ 116,721	$ 1,265	--- bps
Impaired originated loans	20,217	723	3.58%	24,496	768	3.14%	(4,279)	(45)	44 bps
Total originated loans	1,905,566	20,405	1.07%	1,793,124	19,185	1.07%	112,442	1,220	--- bps

Acquired loans (2)	1,067,875	3,291	0.31%	1,115,163	3,501	0.31%	(47,288)	(210)	--- bps
Impaired acquired loans (1)	4,667	370	7.93%	3,418	316	9.25%	1,249	54	(132)bps
Total acquired loans	1,072,542	3,661	0.34%	1,118,581	3,817	0.34%	(46,039)	(156)	--- bps

Total non-PCI loans	2,978,108	24,066		2,911,705	23,002		66,403	1,064
PCI loans	216,859	106		236,516	120		(19,657)	(14)
Total loans	$3,194,967	$24,172		$3,148,221	$23,122		$ 46,746	$1,050

(1)	These are loans that were acquired as performing loans that subsequently became impaired.
(2)

Performing acquired loans recorded at estimated fair value on the related acquisition dates.  The total net unamortized fair value adjustment at June 30, 2016 was approximately $18,276 or 1.7% of the aggregate outstanding related loan balances. Prior to March 31, 2016, the Company did not previously include loans acquired pursuant to the TD Bank and Federal Trust acquisitions that occurred in 2011.  Acquired loans currently include performing loans acquired from the TD Bank acquisition (year 2011), the Federal Trust acquisition (year 2011), the Gulfstream Bank acquisition (year 2014), the First Southern Bank acquisition (year 2014), the Community Bank acquisition (year 2016) and the Hometown of Homestead Banking Company acquisition (year 2016).  All prior periods have been reclassified to conform to this new presentation format.

The general loan loss allowance (non-impaired loans) relating to originated loans increased by $1,265 resulting primarily from an increase in loans outstanding.

The general loan loss allowance (non-impaired loans) relating to acquired loans decreased by $210 resulting primarily from a decrease in loans outstanding, excluding the two bank acquisitions (Community Bank and Hometown of Homestead Banking Company) which occurred during the prior quarter.  At June 30, 2016 the loans acquired from these two acquisitions were equal to approximately $437,399.  These loans were recorded at estimated fair value at the March 1, 2016 acquisition date.  As such, there is no allowance for loan losses associated with these loans as of June 30, 2016.  The unamortized acquisition date fair value adjustment related to these loans at June 30, 2016 was approximately $9,096, or 2.0% of the related loan balances.

The specific loan loss allowance (impaired loans) for both originated loans and acquired loans is the aggregate of the results of individual analyses prepared for each one of the impaired loans, excluding PCI loans.

Total impaired loans at June 30, 2016 are equal to $24,884 ($20,217 originated impaired loans plus $4,667 acquired impaired loans).  Approximately $9,794 of the Company’s impaired loans (39%) are accruing performing loans.  This group of impaired loans is not included in the Company’s non-performing loans or non-performing assets categories.

PCI loans are accounted for pursuant to ASC Topic 310-30.  PCI loan pools are evaluated for impairment each quarter.  If a pool is impaired, an allowance for loan loss is recorded.

Management believes the Company’s allowance for loan losses is adequate at June 30, 2016.  However, management recognizes that many factors can adversely impact various segments of the Company’s market and customers, and therefore there is no assurance as to the amount of losses or probable losses which may develop in the future.  The table below summarizes the changes in allowance for loan losses during the previous five quarters.

Allowance for loan losses (unaudited)
as of or for the quarter ending	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Loans, excluding PCI loans
Allowance at beginning of period	$ 23,002	$ 22,143	$ 22,586	$ 22,818	$ 20,842
Charge-offs	(326)	(495)	(1,266)	(893)	(783)
Recoveries	465	843	339	657	429
Net recoveries (charge-offs)	139	348	(927)	(236)	(354)
Provision for loan losses	925	511	484	4	2,330
Allowance at end of period for loans
other than PCI loans	$ 24,066	$ 23,002	$ 22,143	$ 22,586	$ 22,818

PCI loans
Allowance at beginning of period	$ 120	$ 121	$ 62	$ 116	$ 138
Charge-offs	---	---	---	(50)	---
Recoveries	---	---	---	---	---
Net charge-offs	---	---	---	(50)	---
(Recovery) provision for loan losses	(14)	(1)	59	(4)	(22)
Allowance at end of period for
PCI loans	$ 106	$ 120	$ 121	$ 62	$ 116
Total allowance at end of period	$ 24,172	$ 23,122	$ 22,264	$ 22,648	$ 22,934

The following table summarizes the Company’s loan portfolio and related allowance for loan losses as a percentage of the loan portfolio segment presented as of the end of the previous five quarters.

(unaudited)
For the quarter ended:	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Troubled debt restructure (“TDRs”) (note 1)	$ 14,895	$ 15,350	$ 15,127	$ 15,204	$ 15,659
Impaired loans that were not TDRs	9,989	12,564	8,048	6,654	7,187
Total impaired loans	24,884	27,914	23,175	21,858	22,846
Originated non-impaired loans	1,885,349	1,768,628	1,664,056	1,580,791	1,493,163
Acquired non-impaired loans	1,067,875	1,115,163	696,017	729,204	767,618
Total Non-PCI loans	2,978,108	2,911,705	2,383,248	2,331,853	2,283,627
Total PCI loans	216,859	236,516	210,528	231,778	247,529
Total loans	$3,194,967	$3,148,221	$2,593,776	$2,563,631	$2,531,156
ALLL for Non-PCI loans
General loan loss allowance- originated loans	$ 19,682	$ 18,417	$ 17,326	$ 16,824	$ 16,165
General loan loss allowance- acquired loans	3,291	3,501	3,737	4,550	4,817
Specific loan loss allowance- impaired loans	1,093	1,084	1,080	1,212	1,836
Total allowance for loan losses (note 2)	$ 24,066	$ 23,002	$ 22,143	$ 22,586	$ 22,818
ALLL as a percentage of period end loans:
Total Originated non-impaired loans	1.04%	1.04%	1.04%	1.06%	1.08%
Total Acquired non-impaired loans (note 3)	0.31%	0.31%	0.54%	0.62%	0.63%
Total impaired loans	4.39%	3.88%	4.66%	5.54%	8.04%

note 1:  The Company has approximately $14,895 of TDRs.  Of this amount $9,794 are performing pursuant to their modified terms, and $5,101 are not performing and have been placed on non-accrual status and included in non performing loans (“NPLs”).  Current accounting standards require TDRs to be included in our impaired loans, whether they are performing or not performing.  Only non performing TDRs are included in NPLs.

note 2:  Excludes PCI loans.

note 3:  Non-impaired loans acquired pursuant to the March 1, 2016 acquisition of Hometown of Homestead Banking Company and Community Bank of South Florida, Inc. are included in the 6/30/16 acquired loan balances in the table above.  These loans were recorded at estimated fair value as of the acquisition date, and as such there is no related allowance for loan losses associated with these loans, resulting in an overall combined lower percentage when compared to previous quarter ends.

The Company defines NPLs as non-accrual loans plus loans past due 90 days or more and still accruing interest.  NPLs do not include PCI loans.  PCI loans are accounted for pursuant to ASC Topic 310-30.  NPLs as a percentage of total Non-PCI loans were 0.84% at June 30, 2016 compared to 0.85% at March 31, 2016.

Non-performing assets (“NPAs”) (which the Company defines as NPLs, as defined above, plus (a) OREO (i.e. real estate acquired through foreclosure or deed in lieu of foreclosure), and (b) other repossessed assets that are not real estate, were $37,450 at June 30, 2016, compared to $40,888 at March 31, 2016.  NPAs as a percentage of total assets was 0.75% at June 30, 2016 compared to 0.82% at March 31, 2016.  NPAs as a percentage of loans plus OREO and other repossessed assets, excluding PCI loans, was 1.25% at June 30, 2016 compared to 1.40% at March 31, 2016.

The table below summarizes selected credit quality data for the periods indicated.

Selected credit quality ratios (unaudited)
As of or for the quarter ended:	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Non-accrual loans (note 1)	$25,035	$24,865	$20,833	$22,450	$25,028
Past due loans 90 days or more
and still accruing interest (note 1)	---	---	---	---	---
Total non-performing loans (“NPLs”) (note 1)	25,035	24,865	20,833	22,450	25,028
Other real estate owned (“OREO”) (note 2)	12,311	15,937	1,567	2,993	4,691
Repossessed assets other than real estate (note 1)	104	86	145	106	172
Total non-performing assets (“NPAs”) (note 2)	$37,450	$40,888	$22,545	$25,549	$29,891
OREO covered by FDIC loss share agreements:
80% covered	---	---	4,828	3,661	6,531
75% covered	---	---	---	---	---
70% covered	---	---	---	297	249
30% covered	---	---	4,742	3,729	5,224
0% covered	---	---	59	---	---
Total non-performing assets including
FDIC covered OREO	$37,450	$40,888	$32,174	$33,236	$41,895
Non-performing loans as percentage of total
loans excluding PCI loans	0.84%	0.85%	0.87%	0.96%	1.10%
Non-performing assets as percentage of total assets
Excluding FDIC covered OREO	0.75%	0.82%	0.56%	0.65%	0.77%
Including FDIC covered OREO	0.75%	0.82%	0.80%	0.85%	1.08%
Non-performing assets as percentage of loans and
OREO plus other repossessed assets (note 1)
Excluding FDIC covered OREO	1.25%	1.40%	0.95%	1.09%	1.31%
Including FDIC covered OREO	1.25%	1.40%	1.34%	1.42%	1.82%
Loans past due 30 thru 89 days and accruing interest
as a percentage of total loans (note 1)	0.41%	0.40%	0.62%	0.67%	0.51%
Net (recovery) charge-offs (note 1)	$(139)	$(348)	$927	$236	$354
Net (recovery) charge-offs as a percentage
of average loans for the period (note 1)	(0.00%)	(0.01%)	0.04%	0.01%	0.02%
Net (recovery) charge-offs as a percentage of average
loans for the period on an annualized basis (note 1)	(0.02%)	(0.05%)	0.16%	0.04%	0.06%
Allowance for loan losses as percentage of NPLs (note 1)	96%	93%	106%	101%	91%

note 1:  Excludes PCI loans.

note 2:  Excludes OREO covered by FDIC loss share agreements in prior periods presented.  All FDIC loss sharing agreements were terminated during the first quarter of 2016, as such no OREO was covered at June 30, 2016.

CORRESPONDENT BANKING AND CAPITAL MARKETS SEGMENT

The condensed quarterly results of the Company’s correspondent banking and capital markets segment are presented below.

Quarterly Condensed Segment Information - Correspondent banking and capital markets division (unaudited)
For the quarter ended:	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Net interest income	$1,555	$1,802	$1,716	$1,545	$1,467
Provision for loan losses	(24)	(52)	(4)	1	(24)
Total non-interest income (note 1)	9,291	8,775	6,241	5,935	8,587
Total non-interest expense (note 2)	(6,159)	(5,782)	(5,094)	(5,063)	(6,008)
Income tax provision	(1,799)	(1,830)	(1,103)	(934)	(1,551)
Net income	$ 2,864	$ 2,913	$ 1,756	$ 1,484	$ 2,471
Contribution to diluted earnings per share	$ 0.06	$ 0.06	$ 0.04	$ 0.03	$ 0.05

Allocation of indirect expense net of
inter-company earnings credit, net of
income tax benefit (note 3)	$(232)	$(340)	$(174)	$(304)	$(262)
Contribution to diluted earnings per share after
deduction of allocated indirect expenses	$ 0.05	$ 0.06	$ 0.03	$ 0.03	$ 0.05

note 1:    The primary component in this line item is gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees which were $8,049, $7,371, $5,254, $4,943 and $7,334 for 2Q16, 1Q16,  4Q15, 3Q15 and 2Q15, respectively.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.  The remaining non interest income items in this category, which are less volatile, include fees from safe-keeping activities, bond accounting services, asset/liability consulting related activities, international wires, clearing and corporate checking account services, and other correspondent banking related revenue and fees.

note 2:    A significant portion of these expenses are variable in nature and are a derivative of the income from bond sales, hedging services, brokering loans sales and related consulting services identified in note 1 above.  The variable expenses related to these fees identified in note 1 above were $3,491, $3,352, $2,505, $2,388 and $3,461 for 2Q16, 1Q16, 4Q15, 3Q15 and 2Q15, respectively.   Expenses in this line item do not include any indirect support allocation costs.

note 3:    A portion of the cost of the Company’s indirect departments such as human resources, accounting, deposit operations, item processing, information technology, compliance and others have been allocated to the correspondent banking and capital markets division based on management’s estimates.  In addition, an inter-company earnings credit is allocated to the segment for services provided to the commercial bank segment, also based on management’s estimates and judgment.

Presented below are condensed consolidated balance sheets and average balance sheets for the periods indicated.

Condensed Consolidated Balance Sheets (unaudited)
For the quarter ended:	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Cash and due from banks	$ 60,522	$ 65,560	$ 50,902	$ 42,624	$ 50,317
Fed funds sold and Fed Res Bank deposits	223,533	296,459	101,580	185,807	104,805
Trading securities	---	2,719	2,107	1,266	1,508
Investment securities, available for sale	744,575	707,573	604,739	490,458	532,440
Investment securities, held to maturity	267,082	256,849	272,840	248,310	250,482
Loans held for sale	4,329	2,186	1,529	806	1,656
PCI loans	216,859	236,516	210,528	231,778	247,529
Loans	2,978,108	2,911,705	2,383,248	2,331,853	2,283,627
Allowance for loan losses	(24,172)	(23,122)	(22,264)	(22,648)	(22,934)
FDIC indemnification assets	---	---	25,795	28,596	36,157
Premises and equipment, net	116,129	116,734	101,821	102,675	101,079
Goodwill	105,492	105,492	76,739	76,739	76,739
Core deposit intangible	17,023	17,803	12,164	12,744	13,186
Bank owned life insurance	97,109	86,455	85,890	85,316	84,736
OREO covered by FDIC loss share agreements	---	---	9,629	7,687	12,004
OREO not covered by FDIC loss share agreements	12,311	15,937	1,567	2,993	4,691
Deferred income tax asset, net	62,774	69,470	46,220	47,516	49,704
Other assets	113,615	101,319	57,683	58,552	45,483
TOTAL ASSETS	$ 4,995,289	$ 4,969,655	$ 4,022,717	$ 3,933,072	$ 3,873,209

Deposits	$ 4,132,136	$ 4,092,167	$ 3,215,178	$ 3,185,189	$ 3,136,515
Federal funds purchased	174,116	225,298	200,250	161,303	171,219
Other borrowings	56,432	57,906	76,565	52,561	64,203
Other liabilities	94,634	74,823	40,210	54,207	32,836
Common stockholders’ equity	537,971	519,461	490,514	479,812	468,436
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$ 4,995,289	$ 4,969,655	$ 4,022,717	$ 3,933,072	$ 3,873,209

Condensed Consolidated Average Balance Sheets (unaudited)
For quarter ended:	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Federal funds sold and other	$ 272,635	$ 225,302	$ 211,112	$ 165,927	$ 170,139
Security investments	1,001,511	889,488	822,386	767,268	764,359
PCI loans	225,584	214,998	222,685	241,393	257,581
Loans	2,949,651	2,569,240	2,363,060	2,306,751	2,237,178
Allowance for loan losses	(23,173)	(22,616)	(22,078)	(22,890)	(20,107)
All other assets	556,040	479,454	458,087	455,067	479,645
TOTAL ASSETS	$ 4,982,248	$ 4,355,866	$ 4,055,252	$ 3,913,516	$ 3,888,795

Deposits- interest bearing	$ 2,626,668	$ 2,266,700	$ 2,072,838	$ 2,033,045	$ 2,014,726
Deposits- non interest bearing	1,506,762	1,282,422	1,194,763	1,136,788	1,127,639
Federal funds purchased	188,663	197,335	203,413	173,575	184,525
Other borrowings	59,126	55,337	51,131	55,382	58,920
Other liabilities	71,935	56,650	48,969	39,740	36,138
Stockholders’ equity	529,094	497,422	484,138	474,986	466,847
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$ 4,982,248	$ 4,355,866	$ 4,055,252	$ 3,913,516	$ 3,888,795

Condensed Consolidated Earnings Statement (unaudited)

For quarter ended:	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15

Interest income:
Loans	$40,977	$37,118	$35,508	$35,134	$36,786
Investments	5,710	5,842	5,187	4,623	4,470
Federal funds sold and other	622	538	403	355	369
Total interest income	47,309	43,498	41,098	40,112	41,625

Interest expense:
Deposits	1,740	1,481	1,351	1,339	1,369
Securities sold under agreement to repurchase	28	27	32	51	54
Federal funds purchased	250	271	190	150	154
Corporate debentures	294	244	246	244	241
Total interest expense	2,312	2,023	1,819	1,784	1,818

Net interest income	44,997	41,475	39,279	38,328	39,807
Provision for loan losses	911	510	543	---	2,308
Net interest income after loan loss provision	44,086	40,965	38,736	38,328	37,499

Non interest income (see page 15)	16,971	14,561	9,666	8,130	10,573

Non interest expense:
Salaries, wages and employee benefits	22,959	21,455	18,977	18,916	19,925
Occupancy expense	2,477	2,147	1,986	2,203	2,131
Depreciation of premises and equipment	1,588	1,497	1,442	1,438	1,403
Data processing expense	1,765	1,527	1,443	1,536	1,562
Legal, audit and other professional fees	949	903	750	779	690
Amortization of intangibles	814	678	616	615	640
Credit related expense (see page 16)	611	359	309	439	522
FDIC credit related expenses (see page 16)	---	---	997	(46)	625
Merger and acquisition related expenses	---	11,172	524	169	---
Termination of FDIC loss share agreements	---	17,560	---	---	---
Impairment/sales bank property held for sale, net	(38)	456	94	12	(16)
All other expenses	5,924	5,099	4,948	4,794	5,056
Total non interest expenses	37,049	62,853	32,086	30,855	32,538

Income (loss) before provision for income taxes	24,008	(7,327)	16,316	15,603	15,534
Provision for income taxes	8,274	(2,523)	5,920	5,687	5,656
Net income (loss)	$15,734	$(4,804)	$10,396	$9,916	$9,878

Earnings (loss) per share -diluted	$0.32	$(0.10)	$0.23	$0.22	$0.21

Note:  Certain prior period amounts have been reclassified to conform to the current period presentation format.

NON INTEREST INCOME AND NON INTEREST EXPENSES

The table below summarizes the Company’s non-interest income for the periods indicated.

Quarterly Condensed Consolidated Non Interest Income (unaudited)
For the quarter ended:	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Correspondent banking and capital markets division (1)	$ 8,049	$ 7,371	$ 5,254	$ 4,943	$ 7,334
Other correspondent banking related revenue (2)	1,242	1,404	987	992	1,253
Wealth management related revenue	795	735	913	940	990
Service charges on deposit accounts	3,329	2,736	2,576	2,488	2,420
Debit, prepaid, ATM and merchant card related fees	2,182	2,046	1,730	1,659	1,823
BOLI income	654	565	574	580	599
Other service charges and fees	720	466	419	641	444
Gain on sale of securities available for sale	---	---	---	4	---
Subtotal	$16,971	$15,323	$12,453	$12,247	$14,863
Gain on early extinguishment of debt	---	308	---	---	---
FDIC indemnification asset – amortization	---	(1,166)	(3,420)	(4,144)	(4,649)
FDIC indemnification income	---	96	633	27	359
Total non-interest income	$16,971	$14,561	$9,666	$8,130	$10,573

note 1:    Includes gross commissions earned on bond sales, fees from hedging services, loan brokering fees and related consulting fees.  The fee income in this category is based on sales volume in any particular period and is therefore volatile between comparable periods.

note 2:    Includes fees from safe-keeping activities, bond accounting services, asset/liability consulting services, international wires, clearing and corporate checking account services and other correspondent banking related revenue and fees.  The fees included in this category are less volatile than those described above in note 1.

The table below summarizes the Company’s non-interest expense for the periods indicated.

Quarterly Condensed Consolidated Non Interest Expense (unaudited)
For the quarter ended:	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Employee salaries and wages	$17,499	$16,137	$14,344	$14,200	$15,130
Employee incentive/bonus compensation accrued	1,548	1,259	1,854	1,719	1,749
Employee equity based compensation expense	1,062	1,080	866	775	812
Deferred compensation expense	160	160	148	157	153
Health insurance and other employee benefits	1,546	1,260	983	1,240	1,312
Payroll taxes	1,111	1,423	734	825	893
401K employer contributions	479	477	358	416	408
Other employee related expenses	291	291	314	328	237
Incremental direct cost of loan origination	(737)	(632)	(624)	(744)	(769)
Total salaries, wages and employee benefits	22,959	21,455	18,977	18,916	19,925

(Gain) loss on sale of OREO	(554)	(158)	39	31	74
Loss (gain) on sale of FDIC covered OREO	---	---	491	(313)	(47)
Valuation write down of OREO	392	22	22	65	109
Valuation write down of FDIC covered OREO	---	---	169	172	281
Loss (gain) on repossessed assets other than real estate	31	6	(7)	15	---
Foreclosure and repossession related expenses	742	489	255	328	339
Foreclosure and repo expense, FDIC	---	---	337	95	391
Total credit related expenses	611	359	1,306	393	1,147

Occupancy expense	2,477	2,147	1,986	2,203	2,131
Depreciation of premises and equipment	1,588	1,497	1,442	1,438	1,403
Supplies, stationary and printing	380	299	338	382	351
Marketing expenses	826	690	668	630	481
Data processing expenses	1,765	1,527	1,443	1,536	1,562
Legal, auditing and other professional fees	949	903	750	779	690
Bank regulatory related expenses	968	810	606	774	883
Postage and delivery	486	355	337	348	336
ATM and debit card related expenses	816	596	495	515	450
Amortization of intangibles	814	678	616	615	640
Internet and telephone banking	628	564	538	545	550
Correspondent account and Federal Reserve charges	203	176	155	163	169
Conferences, seminars, education and training	102	133	142	110	151
Director fees	149	209	176	164	173
Travel expenses	119	79	117	148	97
Other expenses	1,247	1,188	1,376	1,015	1,415
Subtotal	37,087	33,665	31,468	30,674	32,554
Impairment/sales bank property held for sale	(38)	456	94	12	(16)
Merger and acquisition related expenses	---	11,172	524	169	---
Termination of FDIC loss share agreements	---	17,560	---	---	---
Total non- interest expense	$37,049	$62,853	$32,086	$30,855	$32,538

Note:  Certain prior period amounts have been reclassified to conform to the current period presentation format.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP interest income, net interest income and tax equivalent basis interest income and net interest income, as well as total stockholders’ equity and tangible common equity. It also reconciles net income and net operating income.  Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance.  The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Reconciliation of GAAP to non-GAAP Measures (unaudited):

	2Q16	1Q16	2Q15
Interest income, as reported (GAAP)	$47,309	$43,498	$41,625
tax equivalent adjustments	805	685	542
Interest income (tax equivalent)	$48,114	$44,183	$42,167

Net interest income, as reported (GAAP)	$44,997	$41,475	$39,807
tax equivalent adjustments	805	685	542
Net interest income (tax equivalent)	$45,802	$42,160	$40,349

	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Total stockholders' equity (GAAP)	$537,971	$519,461	$490,514	$479,812	$468,436
Goodwill	(105,492)	(105,492)	(76,739)	(76,739)	(76,739)
Core deposit intangible	(17,023)	(17,803)	(12,164)	(12,744)	(13,186)
Trust intangible	(768)	(802)	(837)	(873)	(909)
Tangible common equity	$414,688	$395,364	$400,774	$389,456	$377,602

	2Q16	1Q16	4Q15	3Q15	2Q15
Net (loss) income (GAAP)	$15,734	$(4,804)	$10,396	$9,916	$9,878
Exclude gain on sale of AFS securities	---	---	---	(4)	---
Exclude gain on early extinguishment
of debt	---	(308)	---	---	---
Add back merger and acquisition
related expenses	---	11,172	524	169	---
Add expenses related to termination of
FDIC loss share agreements	---	17,560	---	---	---
Add back impairment/sales relating to
bank property held for sale, net	(38)	456	94	12	(16)
Tax effected using the effective tax
rate for the period presented	13	(9,943)	(224)	(65)	6
Net operating income	$15,709	$14,133	$10,790	$10,028	$9,868
Average diluted shares outstanding
during the period presented	48,454	46,343	45,935	45,826	45,737
Net operating income per share	$0.32	$0.30	$0.23	$0.22	$0.22

About CenterState Banks, Inc.

The Company, headquartered in Davenport, Florida between Orlando and Tampa, is a financial holding company with one nationally chartered bank, CenterState Bank of Florida, N.A.  Presently, the Company operates through its network of 66 branch banking offices located in 22 counties throughout Florida, providing traditional deposit and lending products and services to its commercial and retail customers.  The Company also provides correspondent banking and capital market services to over 600 community banks nationwide.

For additional information contact Ernest S. Pinner (Chairman), John C. Corbett (CEO), Stephen D. Young (COO) or Jennifer Idell (CFO) at 863-419-7750.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Some of the statements in this report constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements.

Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2015, and otherwise in our SEC reports and filings.